UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2010

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2220 W. 14th Street

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Board of Directors (the “Board”) of Limelight Networks, Inc. (the “Company”) appointed John J. Vincent, 38, to serve as the Chief Executive Officer of EyeWonder, a Limelight Networks business, effective on April 30, 2010, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated December 21, 2009, by and among the Company, Elvis Merger Sub One Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of the Company, Elvis Merger Sub Two LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company, EyeWonder, Inc. (“EyeWonder”), Mr. Vincent, as stockholder representative and Deutsche Bank National Trust, as Escrow Agent.

Mr. Vincent co-founded EyeWonder and served as a director of EyeWonder from December 1999 to April 2010. He served as EyeWonder’s Chief Executive Officer from December 1999 through October 2004, and from March 2006 to April 2010. Before founding EyeWonder, he served as Executive Officer and Director of Sales for Magellan Marketing, Inc., a privately held, national outdoor media company. Mr. Vincent founded Telluride Real Estate Corporation in September 1997, a real estate holding company specializing in long-term holdings of single- and multi-family residential dwellings. Mr. Vincent founded Captive Concepts, Inc., an arena advertising and place-based media company, in July 1995. While with Captive Concepts, he led the development of the business through capital investments, business plan development, client solicitation and staff development. Mr. Vincent graduated from Vanderbilt University with a B.A. in Psychology and concentrations in Economics and Pre-Medicine.

On December 21, 2009, the Company entered into an Employment Agreement with Mr. Vincent (the “Employment Agreement”), which was effective on April 30, 2010. The Employment Agreement provides that Mr. Vincent will serve as Chief Executive Officer of EyeWonder, a Limelight Networks business, at a base salary of $250,000 annually. Mr. Vincent is eligible to receive annual cash incentives payable for the achievement of the Company, business unit or individual performance goals as established or approved by the Board. Pursuant to the terms of the Employment Agreement, on April 30, 2010 Mr. Vincent received a grant of 750,000 restricted stock units covering shares of the Company’s common stock. One-sixteenth (1/16th) of the restricted stock units will vest on July 1, 2010, and one-sixteenth (1/16th) of the restricted stock units will vest on each March 1, June 1, September 1 and December 1 thereafter until such time as all restricted stock units have vested, subject to Mr. Vincent’s continued service through each vesting date. In the event of a change of control, as defined in the Employment Agreement, 50% of Mr. Vincent’s outstanding equity awards will immediately vest. If Mr. Vincent is terminated by the Company without cause, as defined in the Employment Agreement, and such termination is not in connection with a change of control, as defined in the Employment Agreement, Mr. Vincent will receive: (i) a lump sum payment equal to ninety (90) days of his base salary, (ii) 25% of his earned bonus, with such amount pro-rated based on the date of termination, and (iii) reimbursement for premiums paid for continued health benefits for Mr. Vincent and his eligible dependents for no longer than ninety (90) days. If Mr. Vincent’s employment is terminated due to Mr. Vincent’s disability, as defined in the Employment Agreement, Mr. Vincent will receive a payment equal to ninety (90) days of his base salary. If Mr. Vincent’s employment is terminated by the Company without cause or if he terminates his employment for good reason, as defined in the Employment Agreement, and in either event such termination is in connection with a change of control, then Mr. Vincent will receive: (i) a lump sum payment equal to ninety (90) days of his base salary, (ii) a payment equal to 25% of his target annual incentive for the year of his termination, (iii) 100% vesting of his outstanding equity awards, and (iv) reimbursement for premiums paid for continued health benefits for Mr. Vincent and his eligible dependents for no longer than ninety (90) days. Any severance benefits discussed above will be payable only upon Mr. Vincent executing, and not revoking, a release of claims in favor of the Company, and Mr. Vincent’s continued compliance with the provisions of a non-competition agreement entered into between the Company and Mr. Vincent, as further described below. A complete copy of the Employment Agreement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to such Exhibit.

On December 21, 2009, the Company entered into a non-competition agreement with Mr. Vincent, which was effective on April 30, 2010. The agreement provides, among other things, that for a period of thirty-six (36) months, Mr. Vincent will not engage in any business, operations, activities and/or services on behalf of or in connection with a competitor, as defined in the non-competition agreement, anywhere in the restricted territory, as defined in the non-competition agreement. A complete copy of the non-competition agreement with Mr. Vincent is furnished herewith as Exhibit 99.2 and is incorporated herein by reference. The foregoing description of the terms of the non-competition agreement is qualified in its entirety by reference to such Exhibit.

(d) Pursuant to the Merger Agreement, the Company agreed to increase the size of the Board from eight to ten members immediately following the effective time of the merger, and to appoint Mr. Vincent and Thomas Falk, 31, to fill the newly created vacancies.

On April 30, 2010 the Company completed its acquisition of EyeWonder and Mr. Vincent, formerly the Chief Executive Officer of EyeWonder and Chairman of the EyeWonder Board of Directors, and Mr. Falk, formerly a member of the EyeWonder Board of Directors, were each appointed to the Board effective on April 30, 2010, to serve until their respective successors are duly elected or qualified. Mr. Vincent was appointed as a Class II director and Mr. Falk was appointed as a Class I director. The Company intends to enter into an indemnification agreement with each of Mr. Vincent and Mr. Falk, in the same form as the indemnification agreements the Company has entered into with other members of the Board.

As a result of his appointment to the Board, on April 30, 2010 Mr. Falk received 52,500 restricted stock units covering shares of the Company’s common stock. One-sixteenth (1/16th) of the restricted stock units will vest on July 1, 2010, and one-sixteenth (1/16th) of the restricted stock units will vest on each March 1, June 1, September 1 and December 1 thereafter until such time as all restricted stock units have vested, subject to Mr. Falk’s continued service through each vesting date.

Mr. Falk served as a director of EyeWonder from September 2009 to April 2010. Mr. Falk is a principal of VEST Europe GmbH. He founded Falk eSolutions AG, which became a pan-European provider of ASP online ad-serving solutions. After expanding Falk eSolutions into the U.S., Falk eSolutions was purchased by DoubleClick in 2006. Mr. Falk served as DoubleClick’s managing director for Europe until Google’s acquisition of DoubleClick in 2007. Mr. Falk is the Chief Executive Officer of eValue, a venture firm focused on Internet technology start-up companies focused on new and digital media. In 2008, Mr. Falk helped to found the German online video network smartclip AG, which now is owned by smartclip Holdings AG, and operates in other European countries and in the U.S. Mr. Falk also is the founding investor of United Mail Solutions, a European email marketing solutions provider.

On April 13, 2010, the Company entered into a European Expansion Consulting Agreement with eValue AG, a corporation under the laws of the Federal Republic of Germany, and Mr. Falk (the “Consulting Agreement”), which was effective on April 30, 2010. Under the terms of the Consulting Agreement, Mr. Falk will provide consulting services to the Company, including providing assistance in integration efforts and recruiting. The Company may terminate the Consulting Agreement upon fourteen (14) days written notice to Mr. Falk and may terminate the Consulting Agreement immediately and without notice if Mr. Falk is unable to perform the services required by the Consulting Agreement or is in breach of any material provision of the Consulting Agreement. On April 30, 2010, Mr. Falk received a grant of 197,500 restricted stock units covering shares of the Company’s common stock. One-sixteenth (1/16th) of the restricted stock units will vest on July 1, 2010, and one-sixteenth (1/16th) of the restricted stock units will vest on each March 1, June 1, September 1 and December 1 thereafter until such time as all restricted stock units have vested, subject to Mr. Falk’s continued service through each vesting date. A complete copy of the Consulting Agreement is furnished herewith as Exhibit 99.3 and is incorporated herein by reference. The foregoing description of the terms of the Consulting Agreement is qualified in its entirety by reference to such Exhibit.

On April 13, 2010, the Company entered into a non-competition agreement with Mr. Falk, which was effective on April 30, 2010. The agreement provides, among other things, that for a period commencing on April 30, 2010 and ending at the later of (i) nine (9) months after April 30, 2010, (ii) nine (9) months after the termination of his services under the Consulting Agreement, or (iii) nine (9) months after the termination of his engagement as a member of the Board, Mr. Falk will not engage in any business that competes with the business, as defined in the non-competition agreement, anywhere in the restricted territory, as defined in the non-competition agreement. A complete copy of the non-competition agreement with Mr. Falk is furnished herewith as Exhibit 99.4 and is incorporated herein by reference. The foregoing description of the terms of the non-competition agreement is qualified in its entirety by reference to such Exhibit.

Pursuant to the Merger Agreement, each of Mr. Vincent, The Vincent Family Trust and VEST Europe GmbH, of which Mr. Falk is a principal, entered into a restriction agreement with the Company and may only dispose of their shares of the Company’s common stock acquired in the merger in accordance with the terms of the restriction agreement. Generally, the restrictions lapse ratably over a twelve month period after April 30, 2010, subject to certain exceptions. A complete copy of the form of restriction agreement is furnished herewith as Exhibit 99.5 and is incorporated herein by reference. The foregoing description of the terms of the restriction agreement is qualified in its entirety by reference to such Exhibit.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 30, 2010, the Company held a special meeting of stockholders in order for the Company’s stockholders to consider and vote upon the issuance of shares of the Company’s common stock in the merger of Elvis Merger Sub One Corporation with and into EyeWonder as contemplated by the Merger Agreement (the “Special Meeting”). A total of 85,227,561 shares of the Company’s common stock were entitled to vote as of March 31, 2010, the record date for the Special Meeting. There were 67,575,206 shares present in person or by proxy at the Special Meeting, at which the stockholders were asked to vote on two proposals. Approval of each proposal required the affirmative vote of the holders of a majority of the shares entitled to vote on the subject matter and present in person or represented by proxy. Set forth below are the proposals acted upon by the stockholders at the Special Meeting, and the final voting results of each such proposal:

Proposal No. 1. To consider and vote upon the issuance of shares of Limelight common stock in the merger of Elvis Merger Sub One Corporation with and into EyeWonder as contemplated by the Merger Agreement.

The results of the vote were as follows:

For	Against	Abstaining	Broker Non-Votes
66,466,508	1,105,556	3,142	0

Proposal No. 2. To consider and vote upon an adjournment of the Limelight special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

The results of the vote were as follows:

For	Against	Abstaining	Broker Non-Votes
64,248,348	3,317,531	9,327	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Employment Agreement between the Registrant and John Vincent dated December 21, 2009.
99.2	Non-Competition Agreement between the Registrant and John Vincent dated December 21, 2009.
99.3	European Expansion Consulting Agreement among the Registrant, eValue AG and Thomas Falk dated April 13, 2010.
99.4	Non-Competition Agreement between the Registrant and Thomas Falk dated April 13, 2010.
99.5	Form of Restriction Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: May 6, 2010	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Employment Agreement between the Registrant and John Vincent dated December 21, 2009.
99.2	Non-Competition Agreement between the Registrant and John Vincent dated December 21, 2009.
99.3	European Expansion Consulting Agreement among the Registrant, eValue AG and Thomas Falk dated April 13, 2010.
99.4	Non-Competition Agreement between the Registrant and Thomas Falk dated April 13, 2010.
99.5	Form of Restriction Agreement.